Exhibit 6

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Royal & Sun Alliance Bond-Backed Series 2002-2 Trust, 21988G510 & 21988GBN5

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 15, 2002.

INTEREST ACCOUNT
Balance as of October 15, 2001 ................................            $0.00
         Scheduled Income received on securities ..............    $2,215,125.00
         Unscheduled Income received on securities ............            $0.00

LESS:
         Distribution to Class A1 Holders .....................     -$575,437.50
         Distribution to Class A2 Holders .....................      -$89,100.00
         Distribution to Depositor ............................   -$1,550,587.50
         Balance as of April 15, 2002 .........................            $0.00

PRINCIPAL ACCOUNT
Balance as of October 15, 2001 ................................            $0.00
         Scheduled Principal payment received on securities ...            $0.00
LESS:
         Distribution to Holders ..............................            $0.00
Balance as of April 15, 2002 ..................................            $0.00

                 UNDERLYING SECURITIES HELD AS OF APRIL 15, 2002
Principal
Amount                                Title of Security
------                                -----------------
$49,500,000        Royal & Sun Alliance 8.95% Debentures due October 15, 2029
                   CUSIP: 78004VAB9

U.S Bank Trust National Association, as Trustee